UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 Gateway Drive, San Mateo, California	94404
(Address of principal executive offices)	(Zip Code)

(650) 376-8679

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SRRA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 3, 2021, Sierra Oncology (“the Company”) entered into a License Agreement (the “License Agreement”) with AstraZeneca AB (“AstraZeneca”). Under the License Agreement, AstraZeneca provides the Company with a worldwide license for AZD5153 and related compounds, which selectively inhibit bromodomain-containing protein 4 (BRD4). Under the License Agreement, the Company will have an exclusive license to develop, manufacture and commercialize AZD5153. The License Agreement provides that the Company will make a one-time, non-refundable upfront cash payment of $8 million to AstraZeneca. In addition, the Company has agreed to pay AstraZeneca up to $208.0 million upon the achievement of certain development, regulatory and commercial milestones, and a tiered royalty on worldwide net sales ranging from high single-digits to low double-digits.

The foregoing is a summary of the terms of the License Agreement and is qualified in its entirety by reference to the License Agreement, a copy of which will be filed as an exhibit to an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021.

ITEM 8.01.	OTHER EVENTS.

On August 5, 2021, the Company issued a press release announcing the License Agreement with AstraZeneca. A copy of the Company’s press release is attached hereto as exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA ONCOLOGY, INC.

By:	/s/ Christina Thomson
Christina Thomson
General Counsel and Corporate Secretary

Date: August 5, 2021